Exhibit 99.1

Wave Systems Notified of SEC Investigation

Lee, MA  -  December 18, 2003 – Wave Systems Corp. (Nasdaq: WAVX) today reported that the Securities and Exchange Commission has commenced a formal investigation into certain matters relating to Wave.  The SEC’s investigative order, received by Wave on December 17, 2003, relates to certain public statements made by Wave during and around August 2003, as well as certain trading in Wave’s securities during such time.  The SEC has not concluded that there has been any wrongdoing, and Wave is cooperating fully with the SEC on this matter.

Safe Harbor for Forward-Looking Statements

Except for the statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include general economic and business conditions, the ability to fund operations, the ability to forge partnerships required for deployment, changes in consumer and corporate buying habits, chip development and production, the raid pace of change in the technology industry and other factors over which Wave Systems Corp. has little or no control.  Wave Systems assumes no obligation to publicly update or revise any forward-looking statements.

# # #

John Callahan	David Collins
Wave Systems	Jaffoni & Collins
413-243-7029	212-835-8500
jcallahan@wavesys.com	wavx@jcir.com